Exhibit 10.26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMITTED INFORMATION HAS BEEN REPLACED WITH [***].

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“this Third Amendment”) is dated as of February 4, 2022 (“Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and NEXTCURE, INC., a Delaware corporation, having an address at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland 20705 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of January 30, 2019 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 2, 2019 (“First Amendment”) and that certain Second Amendment to Lease Agreement dated as of February 19, 2020 (“Second Amendment”; together with the Original Lease and the First Amendment, the “Lease”), wherein Landlord leased to Tenant approximately 63,576 rentable square feet (“Existing Premises”) located at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland 20705, as more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease, among other things, to expand the Existing Premises by an additional 5,720 rentable square feet located adjacent to and between the Existing Premises (“2022 Expansion Premises”).

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals. Terms used in this Third Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Third Amendment and are hereby incorporated by reference.

2.Summary of Premises/Suite Numbers. To facilitate the review of this Third Amendment, set forth below is a summary of the various areas comprising the Premises from time to time along with the assigned suite number:

Suite Number	Rentable Square Feet	Defined Term	Reference
140	14,075	Existing Premises	8000 VMR Premises
110 180	10,069 4,377 14,446	Expansion Premises #1 Expansion Premises #2 Expansion Premises
130	5,720	2022 Expansion Premises	Former [***] space
200 201 201A	24,846 7,300 2,909	9000 VMR Premises	Former Lupin space

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 2
Suite 140, 8000 Virginia Manor Road

35,055
TOTAL	69,296

3. 2022 Expansion Premises. Effective as of the 2022 Expansion Premises Commencement Date (as defined below), (a) the Existing Premises shall be expanded to include the 2022 Expansion Premises, and (b) Exhibit A to this Third Amendment, which depicts the 2022 Expansion Premises as the hatched area, is hereby added to Exhibit A to the Lease.

4.Changes to Defined Terms. Effective as of the 2022 Expansion Premises Commencement Date, the following amendments are hereby made to the definitions contained on pages 1 and 2 of the Lease in the Basic Lease Provisions.

a.	The defined term “Premises (before 9000 VMR Effective Date)” shall be deleted in its entirety and replaced with the following definitions:

“Premises (before 2022 Expansion Premises Commencement Date): That portion of the Project, containing approximately 28,521 rentable square feet, which consists of the following: (a) approximately 14,075 rentable square feet, as shown as the hatched area on Exhibit A attached to this Lease (“Existing Premises”), and (b) approximately 14,446 rentable square feet of space shown as the hatched area on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant (“Expansion Premises”). The Expansion Premises consists of (i) approximately 10,069 rentable square feet (“Expansion Premises #1”) identified as “Suite 110” on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant, and (ii) approximately 4,377 rentable square feet (“Expansion Premises #2”) identified as “Suite 170” on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant. Ewing Cole, Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Tenant acknowledges receipt of such measurement and confirms that (A) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date (with respect to the Existing Premises), and the Expansion Premises Commencement Date (with respect to the Expansion Premises), and (B) such measurement shall be conclusive as to the area of the Premises.”

“Premises (from and after 2022 Expansion Premises Commencement Date but before 9000 VMR Effective Date): That portion of the Project, containing approximately 34,241 rentable square feet, which consists of the following: (a) approximately 14,075 rentable square feet, as shown as the hatched area on Exhibit A attached to this Lease (“Existing Premises”), (b) approximately 14,446 rentable square feet of space shown as the hatched area on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant (“Expansion Premises”), and (c) approximately 5,720 rentable square feet of space shown as the hatched area on Exhibit A attached to the Third Amendment to Lease Agreement between Landlord and Tenant and known as Suite 130 in the 8000 VMR Building (“2022 Expansion Premises”). The Expansion Premises consists of (i) approximately 10,069 rentable square feet (“Expansion Premises

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 3
Suite 140, 8000 Virginia Manor Road

#1”) identified as “Suite 110” on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant, and (ii) approximately 4,377 rentable square feet (“Expansion Premises #2”) identified as “Suite 170” on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant. Ewing Cole, Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Tenant acknowledges receipt of such measurement and confirms that (A) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date (with respect to the Existing Premises), the Expansion Premises Commencement Date (with respect to the Expansion Premises), and the 2022 Expansion Premises Commencement Date (with respect to the 2022 Expansion Premises), and (B) such measurement shall be conclusive as to the area of the Premises.”

b.	The defined term “Premises (from and after 9000 VMR Effective Date)” shall be deleted in its entirety and replaced with the following:

“Premises (from and after 9000 VMR Effective Date): That portion of the Project, containing approximately 69,296 rentable square feet, which consists of the following: (a) approximately 28,521 rentable square feet (“8000 VMR Premises”) located in the 8000 VMR Building (as defined below) as shown as the hatched areas on Exhibit A attached to this Lease, (b) approximately 35,055 rentable square feet (“9000 VMR Premises”) located in the 9000 VMR Building (as defined below) as shown as the hatched areas on Exhibits A-1 and A-2 attached to this Lease, and (c) approximately 5,720 rentable square feet (“2022 Expansion Premises”) located in the premises known as Suite 130 in the 8000 VMR Building as shown as the hatched area on Exhibit A-3 attached to this Lease. Ewing Cole, Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings: Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017). Tenant acknowledges receipt of such measurement and confirms that (i) Tenant has had an opportunity to confirm such measurement with an architect of its selection before the Commencement Date (with respect to the 8000 VMR Premises and the 9000 VMR Premises) and the 2022 Expansion Premises Commencement Date (with respect to the 2022 Expansion Premises), and (ii) such measurement shall be conclusive as to the area of the Premises.”

c.	The defined term “Rentable Area of Premises (before 9000 VMR Effective Date)” shall be deleted in its entirety and replaced with the following:

The defined term “Rentable Area of Premises (before 2022 Expansion Premises Commencement Date)” mean approximately 28,521 rentable square feet.

The defined term “Rentable Area of Premises (from and after 2022 Expansion Premises Commencement Date but before 9000 VMR Effective Date)” shall mean approximately 34,241 rentable square feet.

d.	The defined term “Rentable Area of Premises (from and after 9000 VMR Effective

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 4
Suite 140, 8000 Virginia Manor Road

Date)” shall mean approximately 69,296 rentable square feet.

e.	The defined term “Base Rent (Commencement Date)” shall be deleted in its entirety and replaced with the following:

The defined term “Base Rent (before 2022 Expansion Premises Commencement Date)” shall mean (i) as of December 1, 2021, $[***] per month, with respect to the Existing Premises, and (ii) as of the Expansion Premises Commencement Date, $[***] per month, with respect to the Expansion Premises.

The defined term “Base Rent (from and after 2022 Expansion Premises Commencement Date)” shall mean (i) as of December 1, 2021, $[***] per month, with respect to the Existing Premises, (ii) as of the Expansion Premises Commencement Date, $[***]per month, with respect to the Expansion Premises, and (iii) as of the 2022 Expansion Premises Commencement Date, $[***], per month, with respect to the 2022 Expansion Premises.

f.	The defined term “Base Rent (effective as of September 1, 2025)” shall mean the following:

$[***], per month (8000 VMR Premises)

$[***], per month (9000 VMR Premises)†

$[***], per month (2022 Expansion Premises)

† If the 9000 VMR Effective Date occurs before September 1, 2025, the Base Rent for the 9000 VMR Premises shall be an amount (based on an annual per rentable square foot basis) that is then being paid by Tenant for the 8000 VMR Premises as of the 9000 VMR Effective Date, and the Base Rent for the 9000 VMR Premises shall be increased in the same manner and amount, and at the same time, as the Base Rent for the 8000 VMR Premises.

g.	The defined term “Tenant’s Share of Operating Expenses (before 9000 VMR Effective Date)” shall be deleted in its entirety and replaced with the following:

The defined term “Tenant’s Share of Operating Expenses (before 2022 Expansion Premises Commencement Date)” shall mean (i) with respect to the Existing Premises, [***] %, and (ii) with respect to the Expansion Premises, [***] %. From the Expansion Premises Commencement Date to the day before the 2022 Expansion Premises Commencement Date, the aggregate amount of Tenant’s Share of Operating Expenses shall be [***] %.

The defined term “Tenant’s Share of Operating Expenses (from and after 2022 Expansion Premises Commencement Date but before 9000 VMR Effective Date)” shall mean (i) with respect to the Existing Premises, [***] %, (ii) with respect to the Expansion Premises, [***]%, and (iii) with respect to the 2022 Expansion Premises, [***]%. From the 2022 Expansion Premises Commencement Date to the day before the 9000 VMR Effective Date, the aggregate amount of Tenant’s Share of Operating Expenses shall be [***] %.

h.	The defined term “Tenant’s Share of Operating Expenses (from and after 9000 VMR Effective Date)” shall mean [***] %.

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 5
Suite 140, 8000 Virginia Manor Road

5.Delivery of 2022 Expansion Premises. Landlord shall use reasonable efforts to deliver the 2022 Expansion Premises to Tenant on July 1, 2022 in their vacant, “as is” (but broom clean) condition as more fully described in Section 4.a.(i) below (“Delivery” or “Deliver”). The date on which Landlord Delivers the 2022 Expansion Premises to Tenant is referred to as the “2022 Expansion Premises Commencement Date.” Upon request of Landlord, Tenant shall execute and deliver a written acknowledgement of the 2022 Expansion Premises Commencement Date when it is established in the form attached hereto as Exhibit B; provided, however, that Tenant’s failure to execute and deliver such acknowledgement shall not affect Landlord’s rights under this Third Amendment or the Lease. If Landlord fails to Deliver timely the 2022 Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Third Amendment and the Lease with respect to the 2022 Expansion Premises shall not be void or voidable.

a.

Except as set forth in this Third Amendment, if applicable: (i) Landlord shall, at its expense, Deliver the 2022 Expansion Premises to Tenant with the interior of the 2022 Expansion Premises demolished to the exterior walls leaving in place only the main HVAC trunk lines and the 2 rooftop HVAC units serving the 2022 Expansion Premises (collectively, “Demolition Work”), (ii) Tenant shall accept the 2022 Expansion Premises in such condition as of the 2022 Expansion Premises Commencement Date, (iii) Landlord shall have no obligation for any defects in the 2022 Expansion Premises, and (iv) Tenant’s taking possession of the 2022 Expansion Premises shall be conclusive evidence that Tenant accepts the 2022 Expansion Premises and that the 2022 Expansion Premises were in good condition at the time possession was taken.

b.

Neither Landlord nor any of its agents has made any representation or warranty with respect to the condition of all or any portion of the 2022 Expansion Premises, and/or the suitability of the 2022 Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the 2022 Expansion Premises are suitable for the Permitted Use. Tenant shall use the 2022 Expansion Premises only for the Permitted Use under the Lease in compliance with the provisions of Section 7 of the Lease.

c.

Except for Landlord’s performance of the Demolition Work and as set forth in this Section 5, Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy of the 2022 Expansion Premises or obtain any permits, approvals, or entitlements related to Tenant’s specific use of the 2022 Expansion Premises or Tenant’s business operations therein.

d.

As of the Effective Date, Landlord is leasing the 2022 Expansion Premises to [***] LLC, a Maryland limited liability company (“[***]”), and the lease agreement (“[***] Lease”) between Landlord and [***] is scheduled to expire on October 31, 2023. This Third Amendment is contingent on Landlord and [***] agreeing in writing to terminate the [***] Lease and [***] vacating the 2022 Expansion Premises on or before May 31, 2022 (“Termination Agreement”), which Termination Agreement shall be on terms and conditions acceptable to Landlord in its sole and absolute discretion (“Contingency”). Landlord will notify Tenant promptly of the execution and delivery of the Termination Agreement. Tenant acknowledges that Landlord makes no promise, guaranty, or assurance that it will be able to enter into the Termination Agreement and, as a result, Landlord makes no guaranty, representation, or assurance that Landlord will be able to Deliver the 2022 Expansion Premises to Tenant by the 2022 Expansion Premises Commencement Date and that Landlord shall have no obligation or duty to seek the vacation or removal of [***] from the 2022 Expansion Premises. If Landlord is unable to

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 6
Suite 140, 8000 Virginia Manor Road

Deliver the 2022 Expansion Premises on or before August 31, 2022, Tenant shall have the right to terminate this Third Amendment by sending written notice thereof to Landlord by no later than September 15, 2022, whereupon neither Landlord nor Tenant shall have any further rights, duties, or obligations under this Third Amendment. If Tenant does not elect to so terminate this Third Amendment by September 15, 2022, such right to terminate this Third Amendment shall be waived.

e.

Tenant, at its sole expense, shall make any alterations or modifications to the interior of the 2022 Expansion Premises that are required by Legal Requirements (including, without limitation, compliance of the 2022 Expansion Premises with the ADA).

f.

Notwithstanding any contrary provision contained in this Section 5, Tenant shall have a period of 60 days after Landlord’s Delivery of the 2022 Expansion Premises to Tenant to reasonably identify in writing any latent defects in the mechanical, electrical, and plumbing systems and the structural components serving the 2022 Expansion Premises. For purposes of this paragraph, “latent defects” means those material defects in such systems and/or components that could not have been identified or discovered through a reasonable inspection of such systems or components conducted by a qualified technician. Landlord will promptly repair such identified latent defects (subject to Landlord’s reasonable confirmation that such defects are, in fact, latent defects).

6.Base Rent for 2022 Expansion Premises. (a) Tenant shall continue to pay Base Rent with respect to the Existing Premises and the Expansion Premises at the rates set forth in the Lease, (b) commencing on the 2022 Expansion Premises Commencement Date (but subject to the 2022 Expansion Premises Base Rent Abatement [as defined below]), Base Rent for the 2022 Expansion Premises shall be payable at the rate of $ [***] per month, and (c) commencing on the 2022 Expansion Premises Commencement Date, Base Rent for the 2022 Expansion Premises shall be increased as of the date or dates on which Tenant uses the Additional 2022 Expansion Premises TI Allowance (as defined in the 2022 Expansion Premises Work Letter attached hereto as a part hereof as Exhibit C) (such increase to be calculated based on the amount of the Additional 2022 Expansion Premises TI Allowance used by Tenant, such amount to be amortized over the Base Term based on an interest rate of [***] % per annum; the resulting amount so amortized shall be added to the monthly installments of Base Rent for the 2022 Expansion Premises). Notwithstanding any contrary provision contained in the Lease, the Base Rent for the 2022 Expansion Premises shall thereafter be increased on each anniversary of the 2022 Expansion Premises Commencement Date by multiplying the Base Rent payable for the 2022 Expansion Premises immediately before such date by the Rent Adjustment Percentage (i.e., [***]%) and adding the resulting amount to the Base Rent payable for the 2022 Expansion Premises immediately before such date; provided, however, that as more fully set forth in Section 5(b)2 of the Work Letter, the Rent Adjustment Percentage shall not apply to the 2022 Expansion Premises TI Allowance. Base Rent for the 2022 Expansion Premises, as so adjusted, shall thereafter be due as provided in the Lease.

a.2022 Expansion Premises Base Rent Abatement. Notwithstanding anything to the contrary contained in this Third Amendment, but provided Tenant is not in Default hereunder or under the Lease, Landlord hereby grants Tenant an abatement of the Base Rent payable for the 2022 Expansion Premises during the period beginning on the 2022 Expansion Premises Commencement Date and ending [***] after the 2022 Expansion Premises Commencement Date (“2022 Expansion Premises Base Rent Abatement”). For the avoidance of doubt, if the 2022 Expansion Premises Commencement Date occurs on the first day of a month, the 2022 Expansion Premises Base Rent Abatement will be measured from that date. If the 2022 Expansion Premises Commencement Date occurs on a day other than the first day of a month, the 2022 Expansion Premises Base Rent Abatement will be measured from the first day of the

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 7
Suite 140, 8000 Virginia Manor Road

following month. Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due for the 2022 Expansion Premises in accordance with the provisions of this Third Amendment and the Lease. The administration rent set forth in Section 5 of the Lease shall not be abated and shall be based on the amount of Base Rent with respect to the 2022 Expansion Premises that would have been payable but for the 2022 Expansion Premises Base Rent Abatement. Notwithstanding anything to the contrary in this Section 6(a), the adjustment in the Base Rent as set forth in this Section 6 shall be based on the full and unabated amount of Base Rent payable with respect to the 2022 Expansion Premises for the first [***] period from and after the 2022 Expansion Premises Commencement Date.

7.Extension Right. The Extension Right set forth in Section 40 of the Lease applies to, and shall be exercised (if at all) only with respect to, the entire Premises. The Extension Term shall be for the period beginning on April 1, 2030 and ending, unless earlier terminated in accordance with the terms and conditions of the Lease, on March 31, 2035. For the avoidance of doubt, the Market Rate shall not include the adjustments for the TI Allowance as described in Section 4 of the Lease, the Expansion Premises TI Allowance as described in the First Amendment, and the 2022 Expansion Premises TI Allowance as described in Section 5 of the Work Letter attached to this Third Amendment, but may include build-out allowances to the extent they are then provided as market concessions in the Market Area.

8.Amendment to Section 20(h). Section 20(h) of the Lease, captioned “Work Letter and 9000 VMR Work Letter,” is hereby deleted and replaced with the following new Section 20(h):

(h)Work Letter, Expansion Premises Work Letter, 2022 Expansion Premises Work Letter, and 9000 VMR Work Letter. Tenant fails to perform any obligation imposed on it under the terms and conditions of the Work Letter, the Expansion Premises Work Letter, the 2022 Expansion Premises Work Letter, or the 9000 VMR Work Letter (as applicable), which failure is not cured within any applicable notice and cure period specifically set forth in the Work Letter, the Expansion Premises Work Letter, the 2022 Expansion Premises Work Letter, or the 9000 VMR Work Letter, as applicable.

9.Amendment to Section 21(f). Section 21(f) of the Lease, captioned “Suspension of Funding,” is hereby deleted and replaced with the following new Section 21(f):

(f)Suspension of Funding. Upon a Default by Tenant hereunder and during the continuance thereof, Landlord shall have the right to suspend funding of any TI Allowance, the Expansion Premises TI Allowance, and the 2022 Expansion Premises TI Allowance.

10.Amendment to Section 30(a). Section 30(a) of the Lease, captioned “Prohibition/Compliance/Indemnity,” is hereby amended by deleting the proviso and replacing it with the following new proviso:

; provided, however, that Tenant shall have no indemnification, remediation, or other obligation or responsibility under this Section 30 for any contamination or Environmental Claim if Tenant proves by a preponderance of the evidence that such contamination or Environmental Claim arises from any Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Landlord or another tenant unrelated or unaffiliated with Tenant or that existed in the Existing Premises as of the Commencement Date, in the Expansion Premises as of the Expansion Premises Commencement Date, or in the 2022 Expansion Premises as of the 2022 Expansion Premises Commencement Date, and were not brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 8
Suite 140, 8000 Virginia Manor Road

Premises by Tenant or any Tenant Party.

11.Miscellaneous.

a.Entire Agreement. The Lease, as amended by this Third Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Third Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this Third Amendment and that no Broker brought about this Third Amendment, other than [***] (“[***]”). [***] shall be paid by Landlord pursuant to a separate agreement between Landlord and [***]. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers named in this Section, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

d.Counterparts. This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, including DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Regardless of whether specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[SIGNATURES APPEAR ON NEXT PAGE]

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 9
Suite 140, 8000 Virginia Manor Road

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment under seal as of the day and year first above written.

TENANT:

NEXTCURE, INC.,
a Delaware corporation

By:	/s/ Michael Richman		(SEAL)
Its:	Chief Executive Officer

X☐ I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,
a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	[(SEAL)]
		Name:	Gregory Kay
		Title:	SVP- Real Estate Legal Affairs

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

Third Amendment to Lease Agreement –-NextCure, Inc.	Page - 10
Suite 140, 8000 Virginia Manor Road

EXHIBIT A

2022 EXPANSION PREMISES

EXHIBIT B

ACKNOWLEDGMENT OF 2022 EXPANSION PREMISES COMMENCEMENT DATE

EXHIBIT C

2022 EXPANSION PREMISES WORK LETTER

Schedule 1

2022 Expansion Premises Tenant Improvement Progress Report

Copyright © 2012. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary. Do Not Copy or Distribute. Alexandria and Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.